Exhibit 23.1

[UHY MANN FRANKFORT STEIN & LIPP LETTERHEAD]

12 Greenway Plaza, Suite 1202 Houston, Texas 77046-1289
Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of KMG Chemicals, Inc. and to the inclusion therein of our report dated October 14, 2005 with respect to the consolidated financial statements of KMG Chemicals, Inc. as of July 31, 2005, and for the year ended July 31, 2005.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
May 5, 2006